                                                                       Exhibit 5


          MetLife (R)
                                                      --------------------------
  Metropolitan Life Insurance Company                       FORCOMPANYUSEONLY
One Madison Avenue, New York, NY 10010-3690
                                                       No.____________________
                                                      --------------------------





Variable Annuity Application

Contract/Certificate Applied for:   [_] Non-Qualified   [_] Traditional IRA   [_] Roth IRA  [_] SEP
1. Annuitant and Owner(s)

Annuitant (Annuitant will be the Owner unless Owner section is completed.)
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Name (First, Middle Initial, Last)                                                        Sex  [_] M  [_] F      Date of Birth

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Street Address                                                                            Social Security #

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City, State & ZIP Code                                                                    Marital Status

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Home Telephone #                    Work Telephone #                                      Relationship to Owner

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Owner-Non-Qualified Only (Complete if the Owner is different from the Annuitant.)

If owner is a trust, please complete the trustee certification form.
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Name (First, Middle Initial, Last)    Type: [_] Individual   [_] Custodian  [_] Trustee   Sex [_] M [_] F        Date of Birth/Trust
                                            [_] Corporation
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Street Address                                                                            Social Security # or Tax I.D. # (TIN)

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City, State & ZIP Code                                                                    Marital Status

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Home Telephone #                    Work Telephone #                                      Relationship to Annuitant

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Joint Owner-Non-Qualified Only
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Name (First, Middle Initial, Last)    Type: [_] Individual   [_] Custodian  [_] Trustee   Sex [_] M [_] F        Date of Birth
                                            [_] Corporation
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Street Address                                                                            Social Security # or Tax I.D. # (TIN)

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City, State & ZIP Code                                                                    Marital Status

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Home Telephone #                    Work Telephone #                                      Relationship to Owner

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 (Note: If two people are named as Joint Owners, either Owner may exercise any and all rights under the contract unless the Owner specifies otherwise in writing.)

2. Primary and Contingent Beneficiary(ies) If owner is a trust, the trust must be the beneficiary.

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   Beneficiary Type                 Name (First, Middle Initial, Last)              Relationship to Owner     Social Security #
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[_] Primary     [_] Contingent

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[_] Primary     [_] Contingent

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[_] Primary     [_] Contingent

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(Note: To be used to determine whom will be paid/assume all rights under the contract on the Owner's death. The Owner's estate will be paid/assume all rights if no Beneficiary is named. Not applicable to Annuitant's death if the Owner and Annuitant are different and the Annuitant predeceases the Owner. Payment/assumption will be made in equal shares to the survivors unless otherwise specified in writing by the Owner. If the primary beneficiaries predecease the Owner, the contingent beneficiaries will be paid/assume all rights.)


3. Purchase Payment(s)
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Initial Purchase Payment $  and/or transfers: $                            _________________________

Payment method: [_] Check            [_] Wire        [_] 1035 Exchange           [_] Transfer       [_] Rollover        [_] Other

Prior Tax Year __________________________  Current Tax Year  _____________________

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

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4. Replacement (Must be completed)

(a)  Do you have any existing individual life insurance or annuity contracts?
     [_] Yes  [_] No

(b) Have you taken, or will you be taking, any money from a life insurance policy or annuity contract to put into the annuity you are applying for? This includes full or partial withdrawals of dividends or cash values, loans, pledging as collateral, reissuing with less cash value, suspension or reduction of premium loan or purchase payment, automatic premium or invoking an accelerated payment. [_] Yes [_] No (Note: If "Yes", the Representative must complete a MetLife Annuity Replacement Questionnaire.)


5. Optional Riders are available at time of application and may not be changed once elected. There are additional charges for the Riders.

     Death Benefit Riders (check only one or none)

     [_] Annual Step Up                            [_] Greater of Annual Step
                                                       Up and 5% Annual Increase

     Other Riders (check one, both or none)

     [_] GMIB (Guaranteed Minimum Income Benefit)  [_] Earnings Preservation
                                                       Benefit Rider


6. Authorization and Signature(s)

(a)  Notice to Applicant(s)

     Florida Residents Only Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

     Arkansas, District of Columbia, Kentucky, Louisiana, Maine, New Mexico, Ohio, and Pennsylvania Residents Only Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

     New Jersey Residents Only Any person who includes any false or misleading information is subject to criminal and civil penalties.

(b) Signatures If the Owner is a corporation, partnership or trust, print the name of the Owner and have one or more officers, partners or trustees sign. Earnings in this contract may be taxable annually to the Owner. (Consult your tax advisor.) I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I have received MetLife's Notice of Privacy Policies and Practices, the current prospectus for the Variable Annuity, and all required fund prospectuses. I understand that all values provided by the contract/certificate being applied for, which are based on the investment experience of the Separate Account, are variable and are not guaranteed as to the amount. I understand that there is no additional tax benefit obtained by funding an IRA with a variable annuity.

     Location where the application is signed  _________________________________
                                               City & State

     ___________________________________________________________________________
     Signature of Annuitant                                         Date

     ___________________________________________________________________________
     Signature of Owner (If different than Annuitant)             Date

     ___________________________________________________________________________
     Signature of Joint Owner                                       Date


7. Representative Information

     Statement of Representative All answers are correct to the best of my knowledge. I have provided the Proposed Owner with MetLife's Notice of Privacy Policies and Practices, prior to or at the time he/she completed the application form. I have also delivered a current Variable Annuity prospectus, and all required fund prospectuses; and reviewed the financial situation of the Proposed Owner as disclosed, and believe that a multifunded annuity contract would be suitable. I am properly licensed in the state where the Proposed Owner signed this application.

(a)  Do you have reason to believe that the replacement or change of any
     existing insurance or annuity may be involved?         [_] Yes  [_] No


  ______________________________________________________________________________
   Signature of Representative                                 Date


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      Printed Representative Name (First, Middle Initial, Last)                  State License I.D. #

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      [_] District Agency Index #     Or  [_] Social Security # (Required)         Representative Agency Telephone #

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

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